UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	0-22303	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

583 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As described in more detail in Item 2.01, on January 31, 2006, Gulf Island Fabrication, Inc. (the “Company”) and New Vision, L.P., a Texas limited partnership and an indirect subsidiary of the Company (“New Vision”) completed the acquisition (the “Acquisition”) of the facilities, machinery and equipment of Gulf Marine Fabricators, a Texas general partnership (“Gulf Marine”), and an indirect subsidiary of Technip-Coflexip USA Holdings, Inc. (“Technip”). In connection with the Acquisition, the Company and New Vision entered into the following agreements:

Amendment to Credit Facility

As more fully described in Item 2.03, on January 30, 2006, the Company, as borrower, Whitney National Bank and JPMorgan Chase Bank, N.A., as lenders, and the guarantors specified therein entered into the Fourth Amendment to Ninth Amended and Restated Credit Agreement (as amended, the “Credit Facility”) in part to accommodate the Company’s payment of a portion of the cash purchase price for the Acquisition. Pursuant to the amendment, among other things, the maximum principal amount of the aggregate borrowings available under the Credit Facility was increased from $20 million to $50 million and the term of the Credit Facility was extended to July 31, 2008. A copy of the amendment to the Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Lock-Up Agreement and Registration Rights Agreement

On January 31, 2006, the Company, Gulf Marine and Technip entered into that certain Lock-Up Agreement pursuant to which Gulf Marine agreed not to sell or otherwise transfer for a specified period the 1,589,067 shares of Company’s common stock issuable to Gulf Marine as partial consideration for the Acquisition (the “Gulf Island Shares”). Except as provided below, the lock-up period expires two years from the closing date. Pursuant to the Asset Purchase and Sale Agreement dated December 20, 2005 by and among the Company, New Vision, Gulf Marine, and Technip (the “Purchase Agreement”), Gulf Marine is entitled to recommend a director for nomination to the Company’s board of directors provided it continues to hold at least 5% of the Company’s outstanding common stock. If applicable law does not allow Gulf Marine’s recommended director to serve on the Company’s Board of Director, the lock-up period may terminate early, but in no event will the lock-up period be less than one year. A copy of the Lock-Up Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

On January 31, 2006, the Company and Gulf Marine also entered into that certain Registration Rights Agreement, pursuant to which the Company agreed to file registration statements relating to the Gulf Island Shares upon the request of Gulf Marine following the expiration of the lock-up period. The registration rights agreement includes shelf registration rights and piggyback registration rights. A copy of the Registration Rights Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Non-Competition Agreement

On January 31, 2006, New Vision, Gulf Marine and Technip entered into a limited non-competition agreement restricting Gulf Marine and Technip, for a period of two years, from owning or operating a fabrication yard in direct competition with New Vision on the United States Gulf Coast. Pursuant to the agreement, Technip may continue to operate directly competitive yards located in other locations, which may compete for projects with New Vision in the Gulf of Mexico or other areas. A copy of the Non-Competition Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2006, and in accordance with the terms and conditions contained in the Purchase Agreement, the Company and New Vision completed the Acquisition, as a result of which New Vision acquired the facilities, machinery and equipment of Gulf Marine and assumed all of Gulf Marine’s uncompleted fabrication contracts. As of the date of the closing, the only significant contract assumed was a contract with Chevron USA for the construction of a portion of its Tahiti project, and Chevron USA consented to the assignment of the contract.

As previously described in Item 1.01 of the Current Report on Form 8-K filed by the Company on December 22, 2005, the aggregate consideration for the Acquisition paid at the closing consisted of (i) $40 million in cash (subject to certain purchase price adjustments), (ii) 1,589,067 shares of the Company’s common stock, which constitute approximately 11% of the Company’s outstanding common stock, and (iii) New Vision’s assumption of certain liabilities. New Vision is not assuming any indebtedness for borrowed money in connection with the Acquisition. On the closing date, the Gulf Island Shares were deposited into an escrow account as security for certain indemnification obligations of Gulf Marine and Technip, and will be delivered to Gulf Marine, in whole or in part, upon the termination of the escrow period, which will end no later than January 31, 2008. During the escrow period, Gulf Marine will not be entitled to transfer the Gulf Island Shares other than to an affiliate, but will retain all voting rights with respect to the shares.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As noted in Item 1.01, on January 30, 2006, the Company, as borrower, Whitney National Bank and JPMorgan Chase Bank, N.A., as lenders, and the guarantors specified therein entered into an amendment to the Company’s Credit Facility, in part to accommodate the Company’s payment of part of the cash portion of the purchase price for the Acquisition. Pursuant to the amendment, the maximum principal amount of the aggregate borrowings available under the Credit Facility was increased from $20 million to $50 million. In addition, under the amendment, borrowings under the Credit Facility will bear interest equal to, at the Company’s option, the prime lending rate established by Bank One Corporation or LIBOR plus 1.25%. The amendment also extends the term of the Credit Facility to July 31, 2008 and requires the Company to pay certain fees that were not previously assessed against the Company, including a one-time arrangement fee of $100,000 shared equally by both lenders.

Prior to the closing of the Acquisition, the Company had no borrowings outstanding under the Credit Facility, but did have letters of credit outstanding totaling $8.4 million, which reduced the unused portion of the revolver. On January 31, 2006, the Company borrowed $12 million against the Credit Facility to fund a portion of the cash purchase price of the Acquisition.

The above description is qualified in its entirety by the amendment to the Credit Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities

As more fully described in Item 2.01 above, on January 31, 2006, as partial consideration for the Acquisition, the Company issued to Gulf Marine 1,589,067 shares of its common stock. The Company issued the common stock in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of the Businesses Acquired

The financial statements required by this item will be filed by amendment to this Form 8-K within seventy-one (71) days of February 6, 2006.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Form 8-K within seventy-one (71) days of February 6, 2006.

(d)	Exhibits.

10.1	Fourth Amendment to Ninth Amended and Restated Credit Agreement dated January 30, 2006.

10.2	Lock-Up Agreement dated January 31, 2006.

10.3	Registration Rights Agreement dated January 31, 2006.

10.4	Non-Competition Agreement dated January 31, 2006.

99.1	Press Release dated January 31, 2006, announcing acquisition of the assets of Gulf Marine Fabricators.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Joseph P. Gallagher, III
Joseph P. Gallagher, III Vice President – Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Duly Authorized Officer)

Dated: February 3, 2006

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